Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its First Quarter of Fiscal Year 2012

Company Reports 43rd Consecutive Profitable Quarter

AUSTIN, TEXAS – October 25, 2011 – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the first quarter ending September 30, 2011.

For the first quarter ended September 30, 2011:

•	Revenue was $11.7 million, compared to $11.0 million for the first quarter of last fiscal year.

•	Net income was $0.2 million, or $0.01 diluted earnings per share, compared to net income of $0.5 million, or $0.03 diluted earnings per share, for the first quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $0.5 million, or $0.03 diluted earnings per share, compared to net income of $0.9 million, or $0.05 diluted earnings per share, in the first quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with $1.2 million in the first quarter of fiscal 2012, ending the quarter with approximately $39.6 million in cash and marketable securities. Pervasive acquired approximately 30,000 shares of Pervasive common stock on the open market at a total cost of approximately $0.2 million, or approximately $6.32 weighted average price per share, during the quarter ended September 30, 2011. The Company has approximately $3.1 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of September 30, 2011 totaled approximately 15.9 million.

“We executed well in the September quarter, resulting in our 43rd consecutive quarter of profitability,” said John Farr, president and CEO, Pervasive Software. “I’m particularly pleased that our core integration products team and database products team each grew revenue from the September quarter of prior year. Going forward, we remain committed to profitability while also continuing our strategic investments both in our core database and integration product lines as well as in our emerging Cloud and Big Data-focused businesses.”

Business Outlook

Pervasive expects revenue for the second fiscal quarter ending December 31, 2011 to be in the range of $11.4 million to $12.4 million and GAAP-basis diluted earnings per share of $0.01 to $0.04, compared to $11.7 million revenue and $0.03 diluted earnings per share for the December quarter of the previous fiscal year.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the second quarter of fiscal year 2012. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.03 to $0.06 in the December quarter, compared to $0.05 non-GAAP diluted and fully taxed earnings per share for the December quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call—October 25, 2011

Pervasive will provide the full financial results for its first quarter ending September 30, 2011 in its regularly scheduled earnings release conference call on October 25, 2011 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, October 25, to midnight, Tuesday, November 1, by dialing 855-859-2056 (toll-free) or 404-537-3406 (international), and selecting Conference ID 15328688. Additionally, the Webcast will be archived on Pervasive’s Web site at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the second quarter ending December 31, 2011, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2011. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2011	June 30, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,920	$8,280
Marketable securities	34,656	30,226
Trade accounts receivable, net	7,903	8,374
Deferred tax assets, net	965	944
Prepaid expenses and other current assets	1,487	1,602

Total current assets	49,931	49,426

Property and equipment, net	1,455	1,322

Purchased intangibles	1,481	1,613
Goodwill	38,508	38,508
Deferred tax assets, net	1,763	1,833
Other assets	425	483

Total assets	$93,563	$93,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,097	$5,654
Deferred revenue	7,801	7,757

Total current liabilities	12,898	13,411

Stockholders’ equity	80,665	79,774

Total liabilities and stockholders’ equity	$93,563	$93,185

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30
	2011	2010
Revenues:
Product licenses	$7,617	$6,654
Services and other	4,110	4,337

Total revenue	11,727	10,991

Costs and expenses:
Cost of product licenses	368	305
Cost of services and other	1,357	1,202
Sales and marketing	4,932	4,603
Research and development	3,086	2,859
General and administrative	1,753	1,266

Total costs and expenses	11,496	10,235

Operating income	231	756

Interest and other income, net	16	10
Income tax provision	(64)	(263)

Net income	$183	$503

Diluted earnings per share:	$0.01	$0.03

Shares used in computing diluted earnings per share	16,112	16,208

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended September 30
	2011	2010
Cash from operations
Net income	$183	$503
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	356	335
Non-cash stock compensation expense	445	435
Other non-cash adjustments	—	108
Non-cash changes in deferred tax assets	49	274
Changes in current assets and liabilities:
Trade accounts receivable	467	(108)
Prepaid expenses and other current assets	333	12
Accounts payable and accrued liabilities	(652)	(550)
Deferred revenue	52	469

Net cash provided by operations	1,233	1,478

Cash from investing activities
Purchase of property and equipment	(358)	(149)
Sales and purchases of marketable securities, net	(4,430)	7,285
(Increase) decrease in other assets	2	10

Net cash provided by (used in) investing activities	(4,786)	7,146

Cash from financing activities
Proceeds from exercise of stock options	391	171
Acquisition of treasury stock	(188)	(5,978)

Net cash provided by (used in) financing activities	203	(5,807)

Effect of exchange rate on cash and cash equivalents	(10)	73

Increase (decrease) in cash and cash equivalents	(3,360)	2,890
Cash and cash equivalents at beginning of period	8,280	7,086

Cash and cash equivalents at end of period	$4,920	$9,976

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under ASC 718 (formerly SFAS 123R) for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718, formerly SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,
	2011	2010
	Net Income	Net Income
GAAP	$183	$503
Amortization of intangible assets—cost of product licenses	130	130
Stock-based compensation—cost of services and other	14	11
Stock-based compensation—sales and marketing expense	133	134
Stock-based compensation—research and development expense	74	66
Stock-based compensation—general and administrative expense	224	224
Income tax adjustment for non-GAAP	(216)	(189)

Non-GAAP	$542	$879

GAAP net income per share—diluted	$0.01	$0.03
Non-GAAP net income per share—diluted	$0.03	$0.05
Shares used to compute GAAP net income per share—diluted	16,112	16,208
Shares used to compute non-GAAP net income per share—diluted	16,585	16,797

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings
	per Share Range
	Three months ended
	December 31, 2011
GAAP expectation	$0.01	$0.04

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.03	$0.06

*	rounds to zero